Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of XTI Aerospace, Inc. of our report dated November 11, 2025, relating to the consolidated financial statements of Drone Nerds, Inc. and Subsidiaries, appearing in XTI Aerospace, Inc.’s Current Report on Form 8-K filed November 12, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Fort Lauderdale, Florida

January 15, 2026